Exhibit 4.2

                             SUBSCRIPTION AGREEMENT


Re: Offering of Common Stock

     In connection with the offer ("the Offering") and proposed issuance OrderPro Logistics, Inc., an Arizona corporation ("the Company"), of shares of Common Stock ("the Common Stock"), the undersigned prospective investor ("Investor") and the Company hereby agree as follows:

     1. Subscription. The Investor hereby subscribes for the purchase of Common Stock and agrees to purchase the number of shares of Common Stock set forth on the signature page of this Subscription Agreement at a price of $1.50 per Share. The Investor and the Company agree that this Subscription is and shall be irrevocable; however, the Company, in its sole discretion and for any reason may accept or reject this Subscription Agreement, in whole or in part, at any time not later than 10 days after this Subscription Agreement.

     2. Representations and Warranties. The Investor makes the representations and warranties set forth below with the intent that the same may be relied upon in determining the Investor's suitability as a purchaser of Common Stock. If the Investor includes or consists of more than one person or entity, the obligations of the Investor shall be joint and several and the representations and warranties herein contained shall be deemed to be made by and be binding upon each such person or entity and their respective heirs, executors, administrators, successors and assigns.

     (a) No Regulatory Review. The Investor is aware that this Offering is a limited offering and that no federal, state or other agency has made any finding or determination as to the fairness of the investment nor made any recommendation or endorsement of the Common Stock.

     (b) Ability to Evaluate. The Investor, by reason of the Investor's knowledge and experience in financial and business matters is capable of evaluating the risks and merits of an investment in the Common Stock

     (c) Investment Intent. The Investor acknowledges that the purchase of Common Stock hereunder is being made for the Investor's own account, for investment purposes only and not with the intention of distributing or reselling the Common Stock in whole or in part. The Investor further understands that the Common Stock has not been registered under the Securities Act of 1933, as amended (the "Act") or under any state securities laws by reason of specific exemptions there from, which depend upon among other things, the accuracy of the Investor's representations as expressed in this Subscription Agreement. The Investor further understands that transfer of the Common Stock is restricted under the Act and under state securities laws.

     (d) Confidentiality. The Investor understands that the material on the Company provided to the investor and any other information discussed with the Investor in connection with this Offering is confidential. The Investor has not distributed and will not distribute said information and materials and has not divulged the contents thereof or of any oral communication with the Company in connection with this Offering, to anyone other than such legal or financial as the Investor deems necessary for purposes of evaluating an investment in the Common Stock and no one (except such advisors) has used the material, and the Investor has not made any copies thereof.

     (e) Authorization and Formation of Subscriber. The Investor, if a corporation, partnership, trust or other form of business entity, is authorized and otherwise duly qualified to purchase and hold Common Stock and such entity has not been for the specific purpose of acquiring Common Stock in this Offering. If the Investor is one of the aforementioned entities, it hereby agrees that upon request of the Company it will supply the company with any additional written information that may be requested by the Company.

     3. Governing Law. This Subscription Agreement shall be governed by and construed in accordance with the laws of the state of Arizona.

     4. Signatures. The Investor declares under penalty of perjury that the statements, representations and warranties contained herein are true, correct and complete and that this Subscription Agreement was executed at Tucson, Arizona.

     Number of Shares of Common Stock: 2,000

     Total purchase price: $3,000

     Exact Name(s) in which ownership of Common Stock is to be registered:

     James K. Larrington Corporation

     Address: 6821 N. Cassim Place

     City, State, and Zip Code: Tucson, AZ 85704

     Annual Income $______________   Liquid Net Worth $___________________

     Initials(s)______

Investment Objectives:

     Blue Chip Growth                   Income
                      -------                  -------

     Good Quality Growth                Long Term Hold
                         -------                       -------

     Speculative Appreciation           Short Term Trading
                             -------                      -------

     High Risk Appreciation   X         Initials
                           -------              -------

     I can  afford  to  invest  in  speculative  securities  and  risk a loss of
     _____________________

     I can afford to invest $3,000 in high-risk securities that have no liquidity and cannot be sold.

                                                              Initial(s)________

Subscriber

James K. Larrington Corporation

by James K. Larrington, President
   -------------------------------------
            (Print Name)


   -------------------------------------
            (Signature)
Date 9/22/2000

Joint Subscriber: (if necessary)


   -------------------------------------
            (Print Name)

   -------------------------------------
            (Signature)

Date

RECEIVED AND ACCEPTED:

$3,000

Number of Shares 2,000

Date 9/22/2000

                           Investors Acknowledgements


     In Order to introduce the Company to accept the accompanying subscription for Common Stock, The Investor expressly acknowledges the following by placing his or her initials (or, if the Investor is a person other than an individual, the initials of an individual authorized to act for the Investor) in each of the applicable spaces provided below.

     THE INVESTOR HAS RECEIVED, HAS CAREFULLY READ AND UNDERSTANDS THE OFFERING MATERIAL, AND IN PARTICULAR, IS AWARE OF THE RISKS OF AN INVESTMENT IN THE COMMON STOCK DESCRIBED IN SAID MATERIAL.

     THE INVESTOR HAS CAREFULLY READ THE ACCOMPANYING SUBSCRIPTION AGREEMENT AND IN PARTICULAR, HAS CAREFULLY READ AND UNDERSTANDS THE INVESTORS REPRESENTATIONS AND WARRANTIES MADE THEREIN AND CONFIRMS THAT ALL SUCH REPRESENTATIONS AND WARRANTIES ARE TRUE AND CORRECT.

     *    QUALIFIES ____________

     *    DOES NOT QUALIFY _________

     UNDER THE FOLLOWONG CATEGORY OR CATEGORIES OF DEFINITIONS OF "ACCREDITED INVESTOR" (INDICATE EACH APPLICABLE CATEGORY):

     The Investor is a natural person whose individual net worth, or joint net worth with that person's spouse exceeds $1,000,000.

     Yes [ ]    No [ ]

     The Investor is a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of realizing the same income level in the current year.

     Yes [ ]    No [ ]

     The Investor who is not an accredited investor either alone or with his purchase representative(s) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment may qualify provided the issuer reasonably believes immediately prior to making any sale that such purchaser comes within this description.

     Yes [ ]    No [ ]

     The Investor is a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

     Yes [ ]    No [X]

     The Investor is an insurance Company, a registered securities broker or dealer, a licensed Small Business Investment Company, a registered investment Company, a business development Company as defined in Section 2(a)(48) of the Investment Company Act of 1940 or a private business development Company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

     Yes [ ]    No [X]

     The Investor is an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986 as amended, or a corporation, Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Common Stock, with total assets in excess of $5,000,000.

     Yes [ ]    No [X]

     The Investor is a trust with a total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the Common Stock offered, whose purchase is directed by a person who has such knowledge and experience that he or she is capable of evaluating the merits and risks of the proposed investment.

     Yes [ ]    No [X]

     The Investor is a bank savings and loan or similar institution acting in its individual or fiduciary association capacity, or an employee benefit plan with total assets in excess of $5,000,000.

     Yes [ ]    No [X]

     The Investor is a Plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees with total assets in excess of $5,000,000.

     Yes [ ]    No [X]

     The Investor is an employee benefit plan within the meaning of the Employment Retirement Income Security Act of 1974 ("ERISA"), the investment decisions for which are made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a blank, savings and loan association, insurance Company, or registered investment adviser, or is an employee benefit plan that has total assets in excess of $5,000,000.

     Yes [ ]    No [X]

     The Investor is an entity in which all of the equity owners are accredited investors or individuals who are accredited investors (as defined above).

     Yes [ ]    No [X]


SUBSCRIBER

Subscriber

James K. Larrington Corporation

by James K. Larrington, President
   -------------------------------------
            (Print Name)


   -------------------------------------
            (Signature)
                                                                  Date 9/22/2000

Joint Subscriber: (if necessary)


   -------------------------------------
            (Print Name)

   -------------------------------------
            (Signature)
                                                                  Date